UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

CROSS BORDER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52738	98-0555508
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 900
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 226-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

    The Company (defined below) is filing this Amendment No. 1 to its Current Report on Form 8-K filed March 6, 2013 ("Original Report") solely to correct the date on which Red Mountain (defined below) elected to convert certain promissory notes as described in Item 3.02 from March 1, 2013 to February 28, 2013.  Except as set forth in the preceding sentence, there has been no change to the disclosure in the Original Report.

ITEM 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Settlement with Creditors Payable

On February 28, 2013, Cross Border Resources, Inc. (the “Company”) entered into letter agreements (the “Letter Agreements”) with each of Frank James and Ralph Perry (each a “Creditor”) for amounts owed to each such Creditor under a plan of reorganization (“Plan”) for Pure Energy Group, Inc. (“Pure Sub”), the Company’s predecessor, approved by the United States Bankruptcy Court. Under the Plan, Mr. James and Mr. Perry were owed $608,726.91 and $659,224.08, respectively. Pursuant to the terms of the Letter Agreements, the Company will pay each Creditor fifty percent (50%) of the amount owed in cash and the other fifty percent (50%) by arranging for Red Mountain Resources, Inc. (“Red Mountain”), the Company’s parent company, to issue shares of its common stock to each Creditor.  As a result, Red Mountain will issue an aggregate of 745,854 shares of its common stock to the Creditors.

The description of the terms of such Letter Agreements is qualified in its entirety by reference to the Letter Agreements, a copy of each of which is submitted as an exhibit to this Form 8-K and incorporated herein by reference.

Amendment to Promissory Notes

On February 28, 2013, the Company agreed to amend the terms of unsecured promissory notes (the “Notes”) held by Red Mountain which were originally issued to Little Bay Consulting S.A. and Green Shoe Investments Ltd. and were in default such that the price at which the principal and accrued interest owed on such Notes could be converted into the Company’s common stock was reduced from $4.00 per share to $1.50 per share, which was above the market price of the Company’s common stock on such date.  The outstanding principal and accrued interest on both notes as of February 25, 2013 was approximately $917,450.

ITEM 3.02.                      UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the Letter Agreements, the Company agreed to issue an aggregate of 422,650 shares of its common stock to Red Mountain in consideration of Red Mountain issuing its shares to the Creditors.  The issuance of the Company’s securities to Red Mountain was made on a private placement basis and was exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Additionally, on February 28, 2013, Red Mountain elected to convert the entire outstanding amount due under the Notes at the reduced conversion price of $1.50 per share. Accordingly, the Company issued 611,630 shares of common stock to Red Mountain. The shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

(d)                            Exhibits

Exhibit No.                      Description

10.1	Letter Agreement between the Company and Frank James, dated February 28, 2013*

10.2	Letter Agreement between the Company and Ralph Perry, dated February 28, 2013*
________________

*Previously filed

  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2013
CROSS BORDER RESOURCES, INC.

By:	/s/ Alan W. Barksdale
Name:	Alan W. Barksdale
Title:	President and CEO